UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2019

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150
1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

and

Section 8 - Other Events

Item 8.01 Other Events

On March 1, 2019, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and collectively with LG&E, the "Companies") announced that they have entered into an agreement with substantially all intervenors regarding the material matters in their applications commenced in September 2018 before the Kentucky Public Service Commission ("KPSC") for increases in base electricity rates at LG&E and KU and base gas rates at LG&E.

The proposed agreement provides for increases in annual revenue requirements associated with LG&E and KU base electricity rates of $4 million and $58 million, respectively, and $20 million in LG&E gas rates. The proposal includes an authorized 9.725% return on equity in such base rate calculations. The proposed agreement provides for the new rates to be effective for service provided on and after May 1, 2019.

The proposed annual revenue requirements include the effect of federal and state tax reform developments, including but not limited to the Tax Cuts and Jobs Act ("TCJA"). In accordance with the provisions of the TCJA surcredit, the surcredits will expire concurrently with the changes in base rates. The elimination of the surcredit amounts to estimated annual revenue increases of approximately $40 million, $58 million and $12 million, for LG&E and KU electric and LG&E gas, respectively.

A KPSC hearing on the agreement, and any remaining issues in the proceedings, is scheduled to commence on March 5, 2019. The proposed agreement, as well as rate application matters not covered in the agreement, are subject to KPSC review and action, including approval, denial or modification. A ruling in the proceeding may occur during the second quarter 2019.

The Companies do not currently estimate that the outstanding matters not directly covered in the proposed settlement involve material amounts.

The proceedings are designated as KPSC Case No. 2018-00295 for LG&E and Case No. 2018-00294 for KU.

The Companies cannot predict the outcome of these proceedings.

Statements in this report regarding future events and their timing, including the Companies’ proposed rate changes, future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws.  Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms.  All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation’s, LG&E and KU Energy LLC’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary
LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary
KENTUCKY UTILITIES COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

Dated:  March 1, 2019